UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

☑	Filed by the Registrant	☐ Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12

MNTN, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

 MNTN, Inc.
823 Congress Avenue #1827
Austin, TX 78768
April 30, 2026

Dear Fellow Stockholders:

I am pleased to invite you to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of MNTN, Inc. (“MNTN”) on Thursday, June 11, 2026 at 12:00 p.m. (Eastern Time). Our Annual Meeting will be completely virtual, and you will not be able to attend the Annual Meeting in person. We believe this format will provide a consistent experience for our stockholders and allows all stockholders with Internet connectivity to participate in the Annual Meeting regardless of location. Our Annual Meeting will be conducted via live webcast, and you can access the Annual Meeting at www.virtualshareholdermeeting.com/MNTN2026.
To attend and participate in the Annual Meeting, visit www.virtualshareholdermeeting.com/MNTN2026 or follow the instructions provided by your bank or broker. Please be advised that only stockholders who held MNTN shares as of the close of business on April 17, 2026 are entitled to notice of and will be permitted to participate and vote at the Annual Meeting. Your proxy card or voting instruction form will include a 16-digit control number. Upon entering your control number online, you will receive further instructions, including unique hyperlinks that will allow you to access, submit questions and vote at the virtual Annual Meeting.
Whether or not you plan to attend the Annual Meeting, we encourage you to vote. It is important that your shares be represented and voted at the Annual Meeting. Please promptly cast your vote by telephone or electronically via the Internet or by completing and returning your signed proxy card in the enclosed postage-paid envelope or to the address indicated on your proxy card or voting instruction form. Voting electronically, by telephone or by returning your proxy card does not deprive you of the right to attend the Annual Meeting virtually and vote your shares during the Annual Meeting for the business matters acted upon. Additional attendance, participation and voting information is included in the Proxy Statement and with your proxy materials.
On behalf of the Board of Directors and management, we appreciate your continued support, confidence and investment in MNTN.

Mark Douglas
Founder, President, Chief Executive Officer and Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Thursday, June 11, 2026, at 12:00 p.m. (Eastern Time)
Virtual Meeting Only – No Physical Meeting Location

The 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of MNTN, Inc. (the “Company” or “MNTN”) will be held on Thursday, June 11, 2026, at 12:00 p.m. (Eastern Time). The Annual Meeting will be completely virtual, and you will not be able to attend the Annual Meeting in person. The Annual Meeting will be conducted via live webcast at www.virtualshareholdermeeting.com/MNTN2026, and stockholders will be able to attend, vote and submit questions via the Internet during the webcast.
Items of Business
1.Elect Joseph Kaiser, Tony Weisman and Pali Bhat as Class I directors to hold office until the Company’s 2029 annual meeting of stockholders and until their respective successors have been duly elected and qualified;
2.Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2026;
3.Transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.
Record Date
The record date for the Annual Meeting is April 17, 2026 (“Record Date”). Only holders of shares of our Class A common stock, par value $0.0001 per share, of the Company (“Class A common stock”) and Class B common stock, par value $0.0001 per share, of the Company (“Class B common stock”) as of the close of business on the Record Date are entitled to notice of the Annual Meeting and to vote on all business transacted at the Annual Meeting or any continuation, postponement or adjournment thereof.
Voting Your Proxy
Your vote is important. Voting your shares will ensure the presence of a quorum at the Annual Meeting and will save the Company the expense of further solicitation. Stockholders are encouraged to attend, participate in and vote at the virtual Annual Meeting via the live webcast. Whether or not you plan to attend the virtual Annual Meeting, your vote is important. Please promptly complete and return your signed proxy card in the enclosed envelope or submit your proxy by telephone or via the Internet as described on your proxy card or voting instruction form. As described in the 2026 Proxy Statement (the “Proxy Statement”), you may also vote electronically at the virtual Annual Meeting if you attend and participate in the virtual Annual Meeting.
Annual Meeting Attendance and Participation
Please be advised that to attend and participate in the Annual Meeting, you must either visit www.virtualshareholdermeeting.com/MNTN2026 and enter the 16-digit control number (included on your proxy card) or follow the instructions provided by your bank or broker. Upon entering your control number, you will receive further instructions, including unique hyperlinks that will allow you to access, submit questions and vote at the virtual Annual Meeting. If the shares you own are held in “street name” by a bank or brokerage firm, you must obtain a valid proxy from your bank or brokerage firm in order to submit your vote at the virtual Annual Meeting.
Please refer to the accompanying Proxy Statement for additional details and important information about the virtual Annual Meeting.
By Order of the Board of Directors:

Mark Douglas
Founder, President, Chief Executive Officer and Chairman of the Board

April 30, 2026

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of
Stockholders to be held on June 11, 2026: This Notice of Annual Meeting of Stockholders,
the 2026 Proxy Statement and the 2025 Annual Report to Stockholders are available free of charge at www.proxyvote.com.

MNTN, Inc.
823 Congress Avenue #1827
Austin, TX 78768

PROXY STATEMENT
FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

This 2026 proxy statement (the “Proxy Statement”) includes certain information about MNTN, Inc. (the “Company,” “MNTN,” “we,” “us” or “our”), and is being solicited by the Company’s Board of Directors (the “Board”), in connection with our 2026 Annual Meeting of Stockholders to be held virtually on Thursday, June 11, 2026, at 12:00 p.m. (Eastern Time) and any continuation, postponement or adjournment thereof (the “Annual Meeting”). You should read this Proxy Statement carefully before voting at the Annual Meeting. For more complete information regarding MNTN’s 2025 performance, you are encouraged to review the Company’s 2025 Annual Report to Stockholders (the “2025 Annual Report”) or our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 Form 10-K”).
References in this Proxy Statement to “2025,” “2024” and other years refer to the Company’s fiscal year for the respective period indicated. Websites referenced throughout this Proxy Statement are provided for convenience only, and the content on the referenced websites does not constitute a part of, and is not incorporated by reference into, this Proxy Statement.
On or about April 30, 2026, this Proxy Statement and an accompanying proxy card will first be mailed to stockholders or made available to stockholders electronically via the Internet at www.proxyvote.com and on our Investor Relations website at https://ir.mountain.com. Our website is not part of this Proxy Statement; references to our website address in this Proxy Statement are intended to be inactive textual references only.
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
When and where will the Annual Meeting be held?
The Annual Meeting will be held on Thursday, June 11, 2026, at 12:00 p.m. (Eastern Time). The Annual Meeting will be a virtual meeting that will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/MNTN2026 and entering your 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the close of business on April 17, 2026 (the “Record Date”).
Why is the Company holding a virtual meeting?
We want to use the latest technology to provide expanded access, improved communication and cost savings for the Company and our stockholders while providing stockholders the same rights and opportunities to participate as they would have at an in-person meeting. Furthermore, we believe this format will provide a consistent experience to our stockholders, allows stockholders with Internet connectivity to participate in the Annual Meeting regardless of location and enables increased stockholder attendance and participation because stockholders can participate from any location around the world.
How do I attend the Annual Meeting?
To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank, broker or other nominee to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 12:00 p.m. (Eastern Time). We encourage you to access the meeting prior to the start time, and please refer to the proxy materials and visit www.virtualshareholdermeeting.com/MNTN2026 for additional information regarding online check-in times and procedures.

We will be hosting the Annual Meeting live via audio webcast. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/MNTN2026. If you were a stockholder as of the Record Date, or you hold a valid proxy for the Annual Meeting, you can vote at the Annual Meeting. A summary of the information you need to attend the Annual Meeting online is provided below:
•Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/MNTN2026.
•Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/MNTN2026 on the day of the Annual Meeting.
•Webcast starts at 12:00 p.m. (Eastern Time).
•You will need your 16-digit control number to enter the Annual Meeting.
•Stockholders may submit questions while attending the Annual Meeting via the Internet.
What am I being asked to vote on at the Annual Meeting?
You are being asked to vote on the following two proposals described in this Proxy Statement:
Proposal 1:    Elect Joseph Kaiser, Tony Weisman and Pali Bhat as Class I directors to hold office until the Company’s 2029 annual meeting of stockholders and until their respective successors have been duly elected and qualified.
Proposal 2:    Ratify the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for 2026.
Could other matters be decided at the Annual Meeting?
At the date of this Proxy Statement, we do not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration, and you are a registered stockholder and have submitted a proxy card, the persons named in your proxy card (the “Named Proxies”) will have the discretion to vote on those matters for you.
When is the Record Date, and who is entitled to vote?
All holders of record of shares of Class A common stock, par value $0.0001 per share, of the Company (“Class A common stock”) and Class B common stock, par value $0.0001 per share, of the Company (“Class B common stock,” and together with the Class A common stock, the “common stock”) at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. Except as otherwise provided in the Company’s Amended and Restated Certificate of Incorporation or as required by applicable law, the holders of Class A common stock and Class B common stock shall vote together on all matters submitted to a vote of the stockholders.
At the close of business on the Record Date, there were 78,018,161 shares of common stock issued and outstanding and entitled to vote, consisting of 65,107,531 shares of Class A common stock issued and outstanding, representing 65,107,531 shares in voting power entitled to vote, and 12,910,630 shares of Class B common stock issued and outstanding, representing 129,106,300 shares in voting power entitled to vote. The number of shares of outstanding Class A common stock includes 2,519,354 shares issued via execution of partial recourse promissory notes and 1,574,721 contingent earnout shares, as such shares of Class A common stock are entitled to vote.
Each share of Class A common stock entitles its holder to one vote. Each share of Class B common stock entitles its holder to ten votes.
How do I vote my shares without attending the Annual Meeting?
You may vote your shares prior to the Annual Meeting in any of the following three ways:
•Internet – Visit www.proxyvote.com or the website shown on your proxy card or voting instruction form and follow the instructions on how to vote your shares and complete an electronic proxy card. You will need the 16-digit control number included on your proxy card to vote by Internet.
•Telephone – Call 800-690-6903 or the toll-free telephone number shown on your proxy card or voting instruction form. You will need the 16-digit control number included on your proxy card or voting instruction form to vote by telephone.
•Mail – Complete, sign and date your proxy card where indicated, and return the proxy card in the postage-paid envelope provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as a guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

If your shares are held in the name of a bank, broker or other nominee, you will receive instructions on how to vote from the bank, broker or other nominee. You must follow the instructions of such bank, broker or other nominee in order for your shares to be voted.
How do I vote my shares during the Annual Meeting?
You may vote your shares electronically during the virtual Annual Meeting, even if you have previously submitted your vote. To vote at the Annual Meeting, you must attend the Annual Meeting. To attend and participate in the Annual Meeting, you must either visit www.virtualshareholdermeeting.com/MNTN2026 and enter the 16-digit control number (included on your proxy card or follow the instructions provided by your bank or broker. Upon entering your control number at www.virtualshareholdermeeting.com/MNTN2026, you will receive further instructions, including unique hyperlinks that will allow you to access, submit questions and vote at the virtual Annual Meeting. If the shares you own are held in “street name” by a bank or brokerage firm, you must follow the instructions from your bank or brokerage firm in order to submit your vote at the virtual Annual Meeting.
What is the deadline for submitting a proxy?
In order to be counted, proxies submitted by beneficial owners via the Internet and telephone voting facilities will close for stockholders of record as of the Record Date at 11:59 p.m. (Eastern Time) on June 10, 2026. Proxy cards with respect to shares held of record must be received by the close of business on June 10, 2026.
How does the Board or Special Committee recommend that I vote?
The Board recommends that you vote:
•FOR each of the Class I director nominees to the Board set forth in this Proxy Statement.
•FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for 2026.
How many votes are required to approve each proposal?
Proposal 1:    Our directors are elected by a plurality of the votes cast. This means that director nominees at the Annual Meeting receiving the highest number of affirmative “FOR” votes cast, by holders of shares of Class A common stock and Class B common stock, voting together as a single class, will be elected. Votes that are “withheld” will have no effect on the election of directors. Because this proposal is not considered a discretionary matter, brokers lack authority to exercise their discretion to vote uninstructed shares on this proposal. Any broker non-votes will have no effect on the outcome of this proposal. There is no cumulative voting.
Proposal 2:    The proposal to ratify the appointment of KPMG as our independent registered public accounting firm for 2026 requires the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on such matter, which includes holders of shares of Class A common stock and shares of the Class B common stock voting together as a single class. A vote marked as an “abstention” is not considered a vote cast and will, therefore, not affect the outcome of this proposal. Also, because this proposal is considered a discretionary matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal. We do not expect any broker non-votes on this matter.
What if I do not specify how my shares are to be voted?
If you submit your proxy card but do not indicate any voting instructions, the Company, by way of the Named Proxies, will vote your shares FOR the election of each of the Class I director nominees named in Proposal 1 and FOR Proposal 2.
Can I change my vote after I have delivered my proxy card or voting instruction form?
Yes. Regardless of whether you voted by Internet, telephone or mail, if you are a registered stockholder, you may change your vote and revoke your proxy by taking one of the following actions:
•Delivering a written notice of revocation to our Corporate Secretary at our principal executive offices (our address is provided under the “Principal Executive Offices” section), provided such statement is received no later than June 10, 2026.
•Voting again by Internet or telephone at a later time but before the closing of those voting facilities at 11:59 p.m. (Eastern Time) on June 10, 2026.
•Submitting a properly signed proxy card with a later date that is received by the Company no later than June 10, 2026.
•Attending the Annual Meeting and voting during the Annual Meeting live webcast.

Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Company’s Corporate Secretary before your proxy is voted or you vote online at the Annual Meeting.
If your shares are held in street name, please refer to information from your bank, broker or other nominee on how to revoke or submit new voting instructions.
What is the difference between a registered stockholder and a beneficial owner or “street name” holder?
If your shares are registered in your name directly with Computershare Trust Company, N.A., our stock transfer agent, you are considered a stockholder of record, or a registered stockholder, of those shares.
If your shares are held on your behalf by a broker, bank or other nominee, you are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” With respect to those shares, your bank, broker or other nominee is considered the registered stockholder and should provide you with a voting instruction form for you to use in directing the bank, broker or other nominee on how to vote your shares. Please refer to the information from your bank, broker or other nominee on how to submit your voting instructions.
What constitutes a quorum?
A quorum must be present at the Annual Meeting for any business to be conducted. The holders of a majority in voting power of the stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. If you sign and return your proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials. Broker non-votes are counted as present for purposes of determining whether a quorum is present at the Annual Meeting.
Virtual attendance of a stockholder at the Annual Meeting constitutes presence in person for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions and broker non-votes (described below) will be included for purposes of determining whether a quorum is present at the Annual Meeting.
What if a quorum is not present at the Annual Meeting?
If a quorum is not present or represented at the scheduled time of the Annual Meeting, then (i) the chairperson of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person or by remote communication, if applicable, or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.
What are abstentions and broker non-votes?
Abstentions. If you specify on your proxy card that you “abstain” from voting on an item, your shares will be counted as present and entitled to vote for the purpose of establishing a quorum. Abstentions or votes "withheld" will not be included in the tabulation of voting results for Proposals 1 and 2 and will have no effect on the outcome of either proposal.
Broker Non-Votes. Generally, a broker non-vote occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because (i) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (ii) the broker lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner, without voting instructions from such beneficial owner, on routine matters, such as the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 2). On the other hand, Proposal 1 is a non-routine matter and, absent voting instructions from the beneficial owner of such shares, your broker does not have discretion and is not entitled to vote shares held for a beneficial owner on Proposal 1. Broker non-votes will have no effect on Proposal 1 or Proposal 2.
What does it mean if I receive more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each set of proxy materials, please submit your proxy by phone, via the Internet, or by signing, dating and returning the enclosed proxy card in the enclosed envelope.
What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
If you encounter any technical difficulties with accessing or participating in the Annual Meeting via the virtual meeting website on the meeting day, please contact technical support at the email address or telephone number displayed on the virtual Annual Meeting webpage at www.virtualshareholdermeeting.com/MNTN2026.

Who will count the votes?
Representatives of Broadridge Financial Solutions (“Broadridge”) will tabulate the votes, and a representative of Broadridge will act as inspector of election.
Who will pay for the cost of this proxy solicitation?
The Company will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.
Where can I find the voting results of the Annual Meeting?
We intend to announce the preliminary voting results at the Annual Meeting, and we expect to publish the final voting results in a Current Report on Form 8-K filed with the SEC within the four business day deadline following the Annual Meeting.

PROPOSAL 1 – ELECTION OF DIRECTORS
Board Size and Structure
Our Amended and Restated Certificate of Incorporation provides that the number of directors shall be established from time to time by the Board. The Board has fixed the number of directors at seven, and as of the date of this Proxy Statement, there are seven members of the Board. Mr. Partovi, a Class I director, is not standing for re-election and will serve on our Board until the Annual Meeting, and Tony Weisman has been nominated as a Class I director to fill the vacancy resulting from Mr. Partovi’s departure.
Our Amended and Restated Certificate of Incorporation provides that the Board be divided into three classes, designated as Class I, Class II and Class III. Each class of directors must stand for reelection no later than the third annual meeting of stockholders subsequent to their initial appointment or election to the Board, provided that the term of each director will continue until the election and qualification of their successor or their earlier resignation, death, disqualification or removal. Generally, vacancies or newly created directorships will be filled, upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”), only by a majority of the directors then in office. A director appointed by the Board to fill a vacancy will hold office until the next election of the class for which such director was chosen, subject to the election and qualification of his or her successor and his or her earlier resignation, disqualification, death or removal.
Current Directors, Classes and Terms
Our current directors and their respective classes and terms are set forth below. The current term of the Class I directors ends at the Annual Meeting, and Class II and Class III at the 2027 and 2028 annual meeting of stockholders, respectively.

CLASS I	CLASS II	CLASS III
Joseph Kaiser	Dana Settle	Mark Douglas
Pali Bhat	Grant Ries	Joe B. Johnson
Hadi Partovi
Nominees for Director
Mr. Kaiser, Mr. Weisman and Mr. Bhat have been, upon the recommendation of the Nominating and Corporate Governance Committee, nominated by the Board to stand for election. As the directors assigned to Class I, the current terms of service for Messrs. Kaiser, Bhat and Partovi will expire at the Annual Meeting. If elected by the stockholders at the Annual Meeting, Messrs. Kaiser, Weisman and Bhat will each serve for a term expiring at our annual meeting of stockholders to be held in 2029 (the “2029 Annual Meeting”) and until the election and qualification of their respective successor or until their earlier death, resignation, disqualification or removal. Mr. Partovi, a Class I director, is not standing for re-election and will serve on our Board until the Annual Meeting.
Each person nominated for election has consented to be named and to serve as a director if elected at the Annual Meeting, and the Board has no reason to believe that any nominee will be unable to serve. If, however, prior to the Annual Meeting, the Board should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee as selected by the Board. Alternatively, the proxies, at the Board’s discretion, may be voted for that fewer number of nominees as results from the inability of any nominee to serve. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proposal.
Director & Director Nominee Qualifications and Biographical Information
The following pages contain professional and other biographical information (as of April 30, 2026) for each director nominee and each director whose term as a director will continue after the Annual Meeting, including all positions they hold, their principal occupation and business experience for the past five years, and the names of other publicly traded companies of which the director or nominee currently serves as a director or has served as a director during the past five years.
We believe that all of our directors and nominees possess the characteristics noted in our Corporate Governance Guidelines. In accordance with those guidelines, we believe our directors and nominees possess personal and professional integrity and ethics and values; relevant academic expertise or proficiency in an area of the Company’s operations; strong finance experience; relevant social policy concerns; experience relevant to the Company’s industry; experience as a board member of executive officer at another publicly held company; diversity of background and perspective; and practical and mature business judgment. The information presented below regarding each nominee and continuing director also sets forth specific experience, qualifications, attributes and skills that led the Board to the conclusion that such individual should serve as a director in light of our business and structure.

Nominees for Election to Three-Year Terms Expiring at the 2029 Annual Meeting

Class I Directors	Age	Director Since	Current Position at MNTN
Joseph Kaiser	50	2019	Director
Tony Weisman	66	Nominee	Director
Pali Bhat	52	2025	Director
Joseph Kaiser has served as a member of our board of directors since 2019. Mr. Kaiser serves as the managing partner of Switchyard Partners, an investment firm focused on digital infrastructure and physical AI. Mr. Kaiser also serves as a Senior Investment Advisor to Mercato Partners, a venture capital firm focused on investments in technology and consumer product markets, a role he transitioned to in April 2026 after serving as Mercato Partners’ Chief Executive Officer from September 2024 to March 2026 and as a Managing Director since September 2021. Prior to joining Mercato Partners in 2016, Mr. Kaiser was Director of Capital Markets at Vivint Solar, a company offering solar energy solutions, from 2014 to 2016 and an Associate at Blackstone from 2011 to 2014. Mr. Kaiser holds a Bachelor of Science in Business Administration from Saint Louis University and a Master of Business Administration from Northwestern University, Kellogg School of Management. We believe Mr. Kaiser is well-qualified to serve as a member of our board of directors because of his deep understanding of the technology and consumer product industries.
Tony Weisman is the founder of SnapPoint LLC, a marketing agency, and has served as its Chief Executive Officer since January 2021. Mr. Weisman previously served as Chief Marketing Officer of Dunkin’ Brands Group, Inc., a global coffee and doughnut restaurant chain, from September 2017 to December 2019. Mr. Weisman also held senior executive positions at Digitas, a global marketing agency, from January 2007 to September 2017, including as the Chief Executive Officer of Digitas North America from March 2013 to September 2017. Mr. Weisman currently serves on the board of directors of Klaviyo, Inc. (NYSE: KVYO), a marketing automation platform, and was previously a director of Cardlytics, Inc. (Nasdaq: CDLX), a digital advertising company, from October 2014 to October 2023. Mr. Weisman holds a B.A. in Political Science from Brown University. We believe Mr. Weisman is well-qualified to serve as a member of our board of directors because of his expertise in digital advertising and background in public company board service.
Pali Bhat has served as a member of our board of directors since 2025. Mr. Bhat served as the Chief Product Officer of Reddit Inc., an online community of communities company, from October 2021 to August 2025. Prior to Reddit, Mr. Bhat worked for Google, Inc. from March 2011 to October 2021, where he most recently served as Vice President of Product Management from May 2017 to October 2021. Earlier in his career, Mr. Bhat was Vice President at SAP Labs and a consultant with McKinsey & Co. Mr. Bhat holds a Master of Science in Computer Science from the University of Illinois Urbana-Champaign and a Master of Business Administration from Duke University. We believe Mr. Bhat is well-qualified to serve as a member of our board of directors based on his extensive leadership experience in the technology services sector.
Class II Directors Whose Terms Expire at the 2027 Annual Meeting of Stockholders

Class II Directors	Age	Director Since	Current Position at MNTN
Dana Settle	53	2022	Director
Grant Ries	53	2021	Director
Dana Settle has served as a member of our board of directors since 2022. Ms. Settle has been a Managing Partner and Co-Founder of Greycroft, a seed-to-growth venture capital fund, since 2006. Ms. Settle is a board member of IMAX Corporation (NYSE: IMAX), as well as several private companies. Ms. Settle holds a Bachelor of Arts in International Studies and Finance from the University of Washington and a Master of Business Administration from Harvard Business School. We believe Ms. Settle is well-qualified to serve as a member of our board of directors because of her extensive experience in the private equity markets and her broad expertise in emerging technology markets.
Grant Ries has served as a member of our board of directors since 2021. Apart from his service to our Company, Mr. Ries has served as the Chief Data & AI Officer of T-Mobile since 2022. Mr. Ries also served as Chief Executive Officer of Deep Sync, a leading data and analytics company in the marketing industry, from 2022 to 2023. From 2018 to 2022, Mr. Ries served in several roles at LiveRamp (NYSE: RAMP), including as Executive Vice President of Emerging Markets and Chief Executive Officer of LiveRamp B2B following LiveRamp’s acquisition of Pacific Data Partners, a B2B data and technology company co-founded by Mr. Ries. From 2016 to 2017, Mr. Ries served as the Chief Business Officer for Convoy, a global logistics technology leader. Mr. Ries was also a co-founder and board member of BlueKai, which was acquired by Oracle (NYSE: ORCL) in 2014, following which Mr. Ries co-launched and served as the Vice President of Oracle Data Cloud. Mr. Ries is also an active angel investor and has provided advisory and operating support for his various investments in the technology sector for more than 20 years. Mr. Ries holds a Bachelor of Arts degree in Psychology from the University of Washington and a Master’s degree in Healthcare from the University of Washington. We believe Mr. Ries is well-qualified to serve as a member of our board of directors because of his experience providing advisory, operating and recruiting support to various companies in the technology sector.

Class III Directors Whose Terms Expire at the 2028 Annual Meeting of Stockholders

Class III Directors	Age	Director Since	Current Position at MNTN
Mark Douglas	62	2009	Chairman of the Board and Chief Executive Officer

Joe B. Johnson	66	2021	Director
Mark Douglas, our founder, has served as our President, Chief Executive Officer and a member of our board of directors since 2009. In 2015, he co-founded and served as the President and Chief Executive Officer of HomeMe until 2018. From 2008 to 2009, he was the Vice President of Engineering at Magnite (formerly the Rubicon Project). Prior to joining Magnite, Mr. Douglas was the Vice President of Technology at eHarmony from 2004 to 2008. Mr. Douglas founded CenterView Software in 1994. He has also held positions at Covalent Technologies, Persistence Software and Oracle. We believe Mr. Douglas is well-qualified to serve as a member of our board of directors because of his historical knowledge, operational expertise, leadership, and continuity that he brings to our board as founder, President and Chief Executive Officer.
Joe B. Johnson has served as a member of our board of directors since 2021. From 1998 to 2021, Mr. Johnson held various roles at BDO USA, LLP, serving most recently as the National Managing Partner, Industry Groups and Relationship and Account Management. Mr. Johnson was also the Assurance Office Managing Partner for the BDO USA, LLP Orange County Office and the Western Region Managing Partner—Tax and Assurance. Mr. Johnson also served as a member of the board of directors of BDO USA, LLP from 2012 to 2018, where he held various roles, including as chair of the firm’s Partner Matters Committee, a member of the firm’s Compliance and Ethics Committee, the firm’s Cybersecurity Committee and as the board representative for the firm’s Women’s Initiative. Prior to joining BDO USA, LLP, Mr. Johnson was a senior manager at the accounting firm KPMG LLP. Mr. Johnson holds a Bachelor of Science degree in Accounting from the University of Southern California and a Master of Business Administration from California State University-Fullerton. We believe Mr. Johnson is well-qualified to serve as a member of our board of directors because of his extensive accounting and executive leadership experience.
BOARD RECOMMENDATION
The Board of Directors unanimously recommends a vote FOR the election of each of Messrs. Kaiser, Weisman and Bhat as a Class I director to the Board to hold office until the 2029 Annual Meeting and until their respective successors have been duly elected and qualified.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Appointment of Independent Registered Public Accounting Firm
The Audit Committee of the Board (the “Audit Committee”) appoints our independent registered public accounting firm. In this regard, the Audit Committee evaluates the qualifications, performance and independence of our independent registered public accounting firm and determines whether to re-engage our current firm. As part of its evaluation, the Audit Committee considers, among other factors, the quality and efficiency of the services provided by the firm, including the performance, technical expertise, industry knowledge and experience of the lead audit partner and the audit team assigned to our account; the overall strength and reputation of the firm; the firm’s global capabilities relative to our business; and the firm’s knowledge of our operations. KPMG has served as our independent registered public accounting firm since 2021. Upon consideration of these and other factors, the Audit Committee has appointed KPMG to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
The Board has directed that this appointment be submitted to our stockholders for ratification. Although ratification of our appointment of KPMG is not required by our Bylaws or otherwise, we value the views of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice. In the event that the appointment of KPMG is not ratified by the stockholders, the Board and Audit Committee may reconsider its selection. Even if the appointment of KPMG is ratified, the Audit Committee retains the discretion to appoint a different independent registered public accounting firm at any time if it determines that such a change is in the best interests of the Company and its stockholders.
Representatives of KPMG are expected to attend the Annual Meeting, to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.
Audit, Audit-Related, Tax and All Other Fees
The following table sets forth the fees of KPMG, our independent registered public accounting firm, billed to the Company related to each of the last two fiscal years.

Fee Category	2025	2024
Audit Fees	$1,343	$803
Audit-Related Fees	26	—
Tax Fees	64	64
All Other Fees	—	—
Total	$1,433	$867
Audit Fees
Audit fees in 2025 and 2024 consisted of fees for professional services provided in connection with the audit of MNTN’s annual consolidated financial statements, the performance of interim reviews of MNTN’s quarterly unaudited financial information, consents, and related accounting consultations and services that are normally provided by the independent registered public accountants in connection with regulatory filings for those fiscal years. This category also includes fees for services provided in connection with our initial public offering (“IPO”) and secondary offering.
Audit-Related Fees
Audit-related fees in 2025 consisted primarily of fees billed for assurance and related services that are reasonably related to the performance of the audit of the Company’s consolidated financial statements and are not reported under “Audit Fees”. KPMG did not provide such services in 2024.
Tax Fees
Tax fees in 2025 and 2024 consisted primarily of fees for professional services provided for tax compliance, tax advice, and tax planning services.
Pre-Approval Policies and Procedures
The formal written charter for the Audit Committee requires that the Audit Committee pre-approve all audit services to be provided to us, whether provided by our principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to us by our independent registered public accounting firm, other than de minimis non-audit services approved in accordance with applicable SEC rules.

The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by our independent registered public accounting firm may be pre-approved. The Pre-Approval Policy generally provides that the Audit Committee will not engage an independent registered public accounting firm to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by our independent registered public accounting firm has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any member of the Audit Committee to whom the committee delegates authority to make pre-approval decisions must report any such pre-approval decisions to the Audit Committee at its next scheduled meeting. If circumstances arise where it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories or above the pre-approved amounts, the Audit Committee requires pre-approval for such additional services or such additional amounts. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence.
On an annual basis, the Audit Committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by our independent registered accounting firm without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.
The above-described services provided to us by KPMG prior to our IPO were provided under engagements entered into prior to our adoption of our pre-approval policies and, following our IPO, under engagements entered into in accordance with such policies.
BOARD RECOMMENDATION
The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

AUDIT COMMITTEE REPORT
The Audit Committee operates pursuant to a charter which is reviewed periodically by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under the section titled “Corporate Governance – Audit Committee.” Under the Audit Committee charter, management is responsible for establishing and maintaining accounting policies and procedures in accordance with generally accepted accounting principles and other applicable reporting standards and for preparing the Company’s financial statements. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.
In the performance of its oversight function, the Audit Committee reviewed and discussed with management and KPMG LLP, as the Company’s independent registered public accounting firm, the Company’s audited financial statements for the fiscal year ended December 31, 2025. The Audit Committee also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the Audit Committee received and reviewed the written disclosures and the letters from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB regarding such independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with the Company’s independent registered public accounting firm their independence from the Company.
Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC.
Submitted by the Audit Committee of the Company’s Board of Directors:
Joe B. Johnson, Chairperson
Grant Ries
Joseph Kaiser

EXECUTIVE OFFICERS
Our executive officers are appointed by the Board in accordance with our Bylaws. The table below identifies and sets forth certain biographical and other information regarding our executive officers as of April 30, 2026. There are no family relationships among any of our executive officers or directors.

Executive Officer	Age	Position At MNTN
Mark Douglas	62	Founder, President, Chief Executive Officer and Chairman of the Board
Patrick A. Pohlen	67	Chief Financial Officer
Christopher Innes	43	Chief Operating Officer
Mr. Douglas’s biography is provided under the “Proposal 1 – Election of Directors” section of this Proxy Statement.
Patrick A. Pohlen has served as our Chief Financial Officer since May 2021. Prior to joining MNTN, Mr. Pohlen was a partner at the law firm of Latham & Watkins LLP from 2002 to 2021, where he was global chair of the emerging company practice for approximately 15 years. He represented technology and life science companies, as well as venture capitalists and investment banks, on a variety of corporate matters, including private financings, initial public offerings, capital market transactions, and mergers and acquisitions. Mr. Pohlen has published and lectured on various corporate law topics. He has lectured at the University of California at Berkeley’s Coleman Fung Institute for Engineering Leadership and Carnegie Mellon University, among others. Mr. Pohlen also ran a venture-backed technology company from 2000 to 2002. Mr. Pohlen holds a Bachelor of Arts degree from Iowa State University and a Juris Doctor from the University of Iowa College of Law.
Christopher Innes has served as our Chief Operating Officer since January 2017 and oversees all our processes and systems in addition to assuming a broad, top-level management function. Mr. Innes began his relationship at MNTN as a former customer who has helped lead the organization from the mind of a marketer. Prior to becoming MNTN’s first Chief Operating Officer, Mr. Innes served as our Chief Monetization Officer from 2015 to 2017, Senior Vice President for Client Services from 2013 to 2015 and Vice President of Client Services from 2011 to 2013. Mr. Innes also served as a member of our board of directors from October 2022 to February 2025.

CORPORATE GOVERNANCE
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines. A copy of our Corporate Governance Guidelines can be found on our Investor Relations website at https://ir.mountain.com, or you may request a hard copy by contacting our Corporate Secretary at our address and telephone number provided under the “Principal Executive Offices” section of this Proxy Statement. Among the topics addressed in our Corporate Governance Guidelines are:

•	Board independence and qualifications	•	Stock ownership
•	Executive sessions of independent directors	•	Board access to senior management
•	Selection of new directors	•	Board access to advisors
•	Director orientation and continuing education	•	Board self-evaluations
•	Limits on board service	•	Board meetings
•	Change of principal occupation	•	Meeting attendance by directors and non-directors
•	Term limits	•	Meeting materials
•	Director responsibilities	•	Board committees, responsibilities and independence
•	Director compensation	•	Succession planning
Board Leadership Structure
Our board of directors is currently chaired by our Chief Executive Officer, Mark Douglas. Our corporate governance guidelines provide that, if the chairperson of our board of directors is a member of management or does not otherwise qualify as independent, the independent members of our board of directors may elect among themselves a lead independent director. Hadi Partovi currently serves as our lead independent director. The lead independent director’s responsibilities include, but are not limited to: presiding over all meetings of the board of directors at which the chairman is not present, including any executive sessions of the independent directors; approving board meeting schedules and agendas; and acting as the liaison between the independent directors on the one hand and the chief executive officer and chairman of our board of directors on the other. Our corporate governance guidelines further provide the flexibility for our board of directors to modify our leadership structure in the future as it deems appropriate.
We believe that we, like many U.S. companies, are well-served by a flexible leadership structure. Currently, the roles are combined, with Mr. Douglas serving as Chairman of the Board and Chief Executive Officer. Our Board has determined that combining the roles of Chairman of the Board and Chief Executive Officer is best for our company and its stockholders at this time because it promotes unified leadership by Mr. Douglas and allows for a single, clear focus for management to execute the Company’s strategy and business plans. Our Board is comprised of individuals with extensive experience in finance, industry knowledge and public company management. For these reasons and because of the strong leadership and continuity of Mr. Douglas as Chairman of the Board and Chief Executive Officer, our Board has concluded that our current leadership structure is appropriate at this time. However, our Board will continue to consider whether the positions of Chairman of the Board and Chief Executive Officer should be separated or combined at any given time as part of our succession planning process.
Director Independence
Under our Corporate Governance Guidelines our Board must be composed of a majority of directors who qualify as independent for service on the Board, as required under applicable NYSE rules. Under the rules of the NYSE, a director will only qualify as an “independent director” if that company’s board of directors affirmatively determines that such person does not have a relationship with us that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
The Board has undertaken a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that none of Joe B. Johnson, Grant Ries, Hadi Partovi, Dana Settle, Joseph Kaiser and Pali Bhat, representing six of our seven directors, and Mr. Weisman, a director nominee, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors qualifies as “independent” for board service as that term is defined under the rules of the NYSE. In making this determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our common stock by certain non-employee directors, the relationships of certain non-employee directors with certain of our principal stockholders, and the transactions involving them described in the section of this Proxy Statement titled “Certain Relationships and Related Person Transactions.”

Board Committees
The Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which has the composition and the responsibilities described below. In addition, the Board may designate one or more committees. Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee operates under a written charter.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Joe B. Johnson	Chair	X
Grant Ries	X		X
Hadi Partovi			X
Dana Settle			Chair
Joseph Kaiser	X	Chair
Pali Bhat		X
Audit Committee
Our Audit Committee oversees our corporate accounting and financial reporting process and assists our board of directors in monitoring our financial systems. Our Audit Committee is responsible for, among other things:
•Assisting the Board in its oversight of the integrity of our financial statements, compliance with legal and regulatory requirements and the design, implementation and performance of our internal audit functions;
•Appointing, compensating, retaining and overseeing the work of our independent registered public accounting firm;
•Discussing with our independent registered public accounting firm any audit problems or difficulties and management’s response;
•Pre-approving all audit and non-audit services provided to us by our independent auditor (other than those provided pursuant to appropriate preapproval policies established by the committee
•Reviewing and discussing our annual and quarterly audited financial statements with management and our independent auditor;
•Discussing our risk assessment and risk management policies and overseeing management of risks associated with our financial reporting, accounting, and auditing matters;
•Reviewing and approving any related person transactions;
•Establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and for the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and
•Preparing the Audit Committee report for inclusion in our proxy statements.
The members of the Audit Committee are Mr. Johnson (Chair), Mr. Kaiser, and Mr. Ries. All members of the Audit Committee meet the requirements for financial literacy under the applicable NYSE rules and regulations. The Board has affirmatively determined that each member of the Audit Committee qualifies as “independent” under NYSE’s additional standards applicable to Audit Committee members and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) applicable to Audit Committee members. In addition, the Board has determined that each of Mr. Johnson and Mr. Kaiser qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of SEC Regulation S-K.
Compensation Committee
Our Compensation Committee oversees our compensation policies, plans and benefits programs. Our Compensation Committee is responsible for, among other things:
•Reviewing and approving corporate goals and objectives with respect to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of these goals and objectives and setting compensation;
•Overseeing an evaluation of our other executive officers and reviewing and setting or making recommendations to our board of directors regarding the compensation of our other executive officers;
•Reviewing and approving employment and severance agreements or arrangements for our executive officers;
•Reviewing and making recommendations to our board of directors regarding director compensation;
•Reviewing and approving or making recommendations to the Board regarding our incentive compensation and equity-based plans, policies and programs;
•Retaining or obtaining advice from compensation consultants, legal counsel or other advisors;

•Administering and overseeing compliance with our Clawback Policy;
•Reviewing and discussing annually with management our “Compensation Discussion and Analysis,” to the extent required; and
•Preparing the annual Compensation Committee report required under SEC rules.
The current members of the Compensation Committee are Mr. Kaiser (Chair), Mr. Johnson and Mr. Bhat. The Board has determined that each member of the Compensation Committee qualifies as “independent” under NYSE’s additional standards applicable to Compensation Committee members and is a “non-employee director” as defined in Section 16b-3 of the Exchange Act.
Pursuant to the Compensation Committee’s charter, the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. Before selecting any such consultant, counsel or advisor, the Compensation Committee takes into consideration all factors relevant to that person’s independence from management, including applicable NYSE rules. We must provide appropriate funding for payment of reasonable compensation to any advisor retained by the Compensation Committee.
Compensation Consultants
The Compensation Committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. In accordance with this authority, the Compensation Committee engaged Alpine Rewards during 2025 to serve as its independent outside compensation consultant. Alpine Rewards reports directly to the Compensation Committee and does not provide any services to the Company other than the services provided to or at the request of our Compensation Committee.
During 2025, as requested by the Compensation Committee, Alpine Rewards assisted the Compensation Committee in assessing benchmarking data with respect to our executive officers’ overall individual compensation, as well with respect to the design of our executive compensation program and determination of the compensation levels and awards thereunder, including bonus and retention award structures and targets. Alpine Rewards also provided information regarding current trends and developments in executive compensation, equity-based awards and severance arrangements based on a holistic survey of size- and industry-relevant companies.
All executive compensation services provided by Alpine Rewards during 2025 were conducted under the direction or authority of the Compensation Committee, and all work performed by Alpine Rewards was approved by the Compensation Committee. Neither Alpine Rewards nor any of its affiliates maintain any other direct or indirect business relationships with us or any of our subsidiaries. The Compensation Committee evaluated the independence of Alpine Rewards pursuant to applicable SEC and NYSE rules and concluded that no conflict of interest exists that would prevent Alpine Rewards from serving as an independent compensation consultant to the Compensation Committee.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee oversees and assists our board of directors in reviewing and recommending nominees for election as directors. Our Nominating and Corporate Governance Committee is responsible for, among other things:
•Identifying individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors;
•Recommending to the Board the persons to be nominated for election as directors and to each committee of the Board;
•Reviewing, with respect to members of the Board, any material changes in employment or circumstances;
•Reviewing the Board leadership structure and recommending any proposed changes to the Board;
•Overseeing the annual self-evaluations of our board of directors and management; and
•Developing and recommending to the Board corporate governance guidelines, and reviewing and recommending to the Board proposed changes to our corporate governance guidelines from time to time;
The members of the Nominating and Corporate Governance Committee are Ms. Settle (Chair), Mr. Ries and Mr. Partovi. The Board has determined that each member of our Nominating and Corporate Governance Committee qualifies as “independent” under applicable NYSE rules applicable to Nominating and Corporate Governance Committee members.
Board and Board Committee Meetings and Attendance
During fiscal 2025, the Board met eight times, the Audit Committee met eight times, the Compensation Committee met eleven times and the Nominating and Corporate Governance Committee met one time. In 2025, each of our incumbent directors then-serving attended at least 75% of the meetings of the Board and committees on which they served as a member.
Executive Sessions
Executive sessions, which are meetings of the non-management members of the Board, are regularly scheduled throughout the year. Also, on a regularly scheduled basis, but no less than once a year, the independent directors meet in a private session that excludes management and any non-independent directors. Each executive session of the non-management or independent directors is presided over by the Chairperson of the Board if the Chairperson qualifies as independent or, alternatively, by the lead independent director, if any, if the Chairperson does not qualify as independent, or a director designated by the independent directors.
Director Attendance at Annual Meeting of Stockholders
We do not have a formal policy regarding the attendance of the Board members at our annual meetings of stockholders, but we expect directors to make every effort to attend any meeting of stockholders. We did not hold an annual meeting in 2025.
Director Nominations Process
The Board is responsible for nominating director candidates for election to the Board, and for appointing directors to the Board to fill any vacancies that may occur in between annual elections of directors. The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become directors and recommending to the Board director candidates for nomination either for election by stockholders or for appointment by the Board. In fulfilling this responsibility, the Nominating and Corporate Governance Committee considers, among other things: (i) personal and professional integrity; (ii) ethics and values; (iii) relevant academic expertise or proficiency in an area of the Company’s operations, (iv) strong finance experience; (v) relevant social policy concerns; (vi) experience relevant to the Company’s industry; (vii) experience as a board member of executive officer at another publicly held company; (viii) diversity of background and perspective; (ix) practical and mature business judgment, and (x) any other relevant qualifications, attributes or skills. In determining whether to recommend a director for reelection, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.
Mr. Kaiser was initially recommended to serve as a member of our Board by Mercato Partners, a security holder, and Messrs. Bhat and Weisman were initially recommended to serve as a member of our Board by a third-party search firm. Each of the director nominees to be elected at the Annual Meeting was evaluated in accordance with our standard review process for director candidates in connection with their nomination for reelection, as applicable, at the Annual Meeting.
We are committed to inclusivity when considering candidates for membership on the Board. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience.
In identifying prospective director candidates, the Nominating and Corporate Governance Committee may seek referrals from other members of the Board, management, stockholders and other sources, including third-party recommendations. The Nominating and Corporate Governance Committee also may, but need not, retain a search firm in order to assist with identifying candidates to serve as directors of the Company. The Nominating and Corporate Governance Committee uses the same criteria for evaluating candidates regardless of the source of the referral or recommendation. When considering director candidates, the Nominating and Corporate Governance Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide an appropriate blend of skills and experience to further enhance the Board’s effectiveness. In connection with its annual recommendation of a slate of nominees, the Nominating and Corporate Governance Committee also may assess the contributions of those directors recommended for reelection in the context of the Board evaluation process and other perceived needs of the Board.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee will review and evaluate information available to it regarding candidates proposed by stockholders and will apply the same criteria and follow substantially the same process in considering them as it does in considering other director candidates. Stockholders wishing to propose a candidate for consideration may do so by submitting their recommendation in writing to the attention of the Secretary of the Corporation at our address provided under the “Principal Executive Offices” section.
Board Role in Risk Oversight
Our Board has an active role, as a whole and also at the committee level, in overseeing the management of our risks. The Board is responsible for general oversight of risks and regular review of information regarding our risks, including credit risks, liquidity risks and operational risks. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Audit Committee is responsible for overseeing the management of risks relating to our financial reporting, accounting, and auditing matters, including our major financial risk exposures; cybersecurity and data privacy risk. The Nominating and Corporate Governance Committee is responsible for overseeing the management of risks associated with the independence of our directors and potential conflicts of interest, as well as risks concerning environmental and social matters. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through discussions with committee members and regular reports from management about such risks, as well as the actions taken by management to adequately address those risks.

Committee Charters and Corporate Governance Guidelines
Our Corporate Governance Guidelines, charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee and other corporate governance information are available on our Investor Relations website at https://ir.mountain.com. You may also request hard copies by contacting our Corporate Secretary at our address and telephone number provided under the “Principal Executive Offices” section.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics (the “Code”) that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer or controller, or persons performing similar functions. Our Code is available on our Investor Relations website at https://ir.mountain.com. You may also request a hard copy by contacting our Head of Legal at our address and telephone number provided under the “Principal Executive Offices” section. In addition, we intend to post on our website all disclosures that are required by applicable SEC and NYSE rules concerning any amendments to, or waivers of, any provisions of our Code.
Insider Trading Compliance Policy; Anti-Hedging Policy
The Board has adopted an Insider Trading Compliance Policy, which governs the purchase, sale and other dispositions of our securities and applies to all of our directors, officers and employees. We believe our Insider Trading Compliance Policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations, and listing standards applicable to the Company. A copy of our Insider Trading Compliance Policy was filed as Exhibit 19.1 to our 2025 Form 10-K.
The Insider Trading Compliance Policy prohibits our directors, officers and employees from purchasing financial instruments, such as prepaid variable forward contracts, equity swaps, collars and exchange funds, or otherwise engaging in transactions that hedge or offset (or are designed to hedge or offset) any decrease in the market value of our equity securities. All such transactions involving our equity securities, whether such securities were granted as compensation or are otherwise held, directly or indirectly, are prohibited.
Clawback Policy
We have instituted a clawback policy in accordance with the NYSE’s final rules implementing the incentive-based compensation recovery provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, effective October 2, 2023 to support a culture of focused, diligent and responsible management that discourages conduct detrimental to our growth. The policy applies to each person who serves as an executive officer of the Company, as defined in Rule 10D-1(d) under the Exchange Act. In the event of a qualifying financial restatement, a covered employee will be required to forfeit erroneously awarded incentive compensation to the Company to the extent required under applicable law.
Practices Related to the Timing of Grants of Certain Equity Awards
Our general practice is to not grant equity awards in anticipation of the release of material nonpublic information or time the release of material nonpublic information for the purpose of affecting the value of executive compensation. The Compensation Committee uses its business judgment to determine the amount of an equity award and would consider any material nonpublic information that is known to the Compensation Committee before granting an equity award. Although we do not have a formal policy with respect to the timing of our equity award grants, the Compensation Committee has historically granted such awards on a predetermined annual schedule, though it has, from time to time, made grants at other times (for example, in connection with hiring and promotions). During fiscal year 2025, we did not grant stock options or similar option like instruments to our NEOs during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information.
Communications with the Board
Any stockholder or any other interested party who desires to communicate with the Board, our non-management directors or any specified individual director may do so by directing such written correspondence to the attention of the intended recipient by name or position in care of MNTN, Inc., Attn: Head of Legal, by email at legal@mountain.com. The Head of Legal will forward such communications to the appropriate party.

EXECUTIVE AND DIRECTOR COMPENSATION
The following is a discussion and analysis of compensation arrangements of our named executive officers, or NEOs. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.
We seek to ensure that the total compensation paid to our executive officers is reasonable and competitive. Compensation of our executives is structured around the achievement of individual performance and near-term corporate targets as well as long-term business objectives.
Our NEOs for the year ended December 31, 2025 were as follows:
•Mark Douglas, our President and Chief Executive Officer;
•Patrick A. Pohlen, our Chief Financial Officer; and
•Christopher Innes, our Chief Operating Officer.
Summary Compensation Table
The following table sets forth total compensation paid to our NEOs for the years ended December 31, 2025 and 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation(2) ($)	Total ($)
Mark Douglas	2025	600,000	—	—	658,705	2,271	1,260,976
President and Chief Executive Officer	2024	600,000	—	—	701,375	24,641	1,326,016
Patrick A. Pohlen	2025	475,000	—	2,214,252	705,757	6,178,703	9,573,712
Chief Financial Officer	2024	475,000	—	—	751,474	3,272	1,229,746
Christopher Innes	2025	500,000	—	6,039,050	682,230	1,265,380	8,486,660
Chief Operating Officer	2024	500,000	—	—	726,424	20,359	1,246,783

(1)    Amounts shown represent the grant date fair value of options granted as calculated in accordance with ASC Topic 718. See Note 13, Stock-Based Compensation, included in our audited consolidated financial statements for the fiscal year ended December 31,2025 included in our Annual Report on Form 10-K filed with the SEC on February 19, 2026 for the assumptions used in calculating the grant date fair value of our options.
(2)    Amounts shown for 2025 represent the following:

Name	Vacation Reimbursement(1) ($)	Tax Gross-Up on Vacation Reimbursement ($)	Internet Stipend(2) ($)	Computer Equipment(3) ($)	401(k) Plan Matching Contributions ($)	Promissory Note Forgiveness(4) ($)
Mark Douglas	—	—	600	671	1,000	—
Patrick A. Pohlen	—	—	600	—	—	6,178,103
Christopher Innes	14,000	3,963	600	—	—	1,246,817
(1)    We offer vacation reimbursement benefits to employees, based on the number of years of service. The amount shown is the reimbursement amount paid to Mr. Innes in 2025 for this benefit.
(2)    We offer reimbursement of internet expenses up to $50 per month to employees. The amount shown is the reimbursement amount paid to each NEO in 2025 for this benefit.
(3)    We reimbursed Mr. Douglas for computer equipment in 2025, which may be used for personal and business purposes.
(4)    We forgave Mr. Pohlen’s and Mr. Innes’ outstanding promissory notes with principal amounts of $5.97 million and $1.21 million, respectively, and interest rates of 1.00% and 0.86%, respectively, prior to our IPO.

Narrative to Summary Compensation Table
2025 Base Salaries
Our NEOs each receive a base salary to compensate them for services rendered to our company. The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.
In the beginning of 2025, the annual base salaries of Messrs. Douglas, Pohlen and Innes were set at $600,000, $475,000 and $500,000, respectively, and remained unchanged until the end of the year.
The Board and Compensation Committee may adjust base salaries from time to time in their discretion. No change was made to the base salary of any of our NEOs in 2025.
2025 Annual Bonuses
We maintain the Amended and Restated Bonus/Dividend Plan (the “Bonus Plan”) in which each of our NEOs participated in 2025. Under our Bonus Plan, cash bonuses may be earned based on the achievement of certain performance goals.
Under our Bonus Plan, the target bonus opportunities for Messrs. Douglas, Pohlen and Innes for 2025 were $700,000, $750,000, and $725,000, respectively.
The actual bonuses earned by our named executive officers under the Bonus Plan for 2025 performance are set forth in the Summary Compensation Table above in the “Non-Equity Incentive Plan Compensation” columns.
Equity-Based Compensation
We have granted stock options to our NEOs to attract and retain them, as well as to align their interests with the interests of our stockholders. Our stock options generally vest over four years subject to continued service to us.
On February 13, 2025, the Board granted each of Mr. Pohlen and Mr. Innes an option to purchase 170,833 and 251,637 shares of our Class A common stock, respectively. Each option has an exercise price per share equal to $20.54, which the Board determined equaled the fair market value of a share of our Class A common stock on the date of grant, and vests and becomes exercisable as to 1/48th the initial number of shares underlying the option monthly, subject to continued service to our company through the date of vesting.
On February 13, 2025, the Board also granted Mr. Innes a performance-based option to purchase 188,728 shares of our Class A common stock. The option has an exercise price per share equal to $20.54, which the Board determined equaled the fair market value of a share of our Class A common stock on the date of grant, and vests and becomes exercisable upon the attainment of certain closing trading prices of our Class A common stock, subject to continued service to our company through the date of vesting.
In addition, on February 28, 2025, the Board approved the automatic grant to Mr. Innes of an option to purchase 188,728 shares of our Class A common stock effective May 21, 2025 in connection with the completion of the initial public offering of our Class A common stock with an exercise price per share of $16.00, which was the initial public offering price. The option vests and becomes exercisable as to 1/48th the initial number of shares underlying the option on each monthly anniversary of February 13, 2025 subject to continued service to our company through the date of vesting.
In May 2025, in connection with the initial public offering of our Class A common stock, we amended each of the outstanding stock options held by Mr. Douglas to provide for such stock options to be exercisable into shares of Class B common stock or, if elected by Mr. Douglas prior to exercise, Class A common stock.
Other Elements of Compensation
Retirement Savings and Health and Welfare Benefits
We currently maintain a 401(k) retirement savings plan for our team members, including our NEOs, who satisfy certain eligibility requirements. Our NEOs are eligible to participate in the 401(k) plan on the same terms as other full-time team members. The Code allows eligible team members to defer a portion of their compensation and for us to provide matching contributions, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our team members, including our NEOs, in accordance with our compensation policies.
All of our full-time team members, including our NEOs, are eligible to participate in our health and welfare plans, including medical, dental and vision benefits; medical and dependent care flexible spending accounts; short-term and long-term disability insurance; and life and accidental death and dismemberment insurance.

Perquisites and Other Personal Benefits
We provide perquisites and other personal benefits to our NEOs when we believe it is necessary to attract or retain the NEO.
All of our team members, including our NEOs, are eligible to receive an internet stipend that is intended to offset the cost of home internet service.
All of our team members, including our NEOs, are also eligible to receive reimbursement for expenses incurred for vacation, along with a gross up for taxes incurred in connection with such reimbursement. During 2025, under this reimbursement program, we reimbursed Mr. Innes for expenses incurred for vacation, and provided Mr. Innes a gross-up for taxes incurred in connection with our reimbursement of vacation expenses.
Loan Forgiveness
In September 2021, we entered into secured promissory notes with each of Messrs. Pohlen and Innes, with principal amounts of $5.97 million and $1.21 million, respectively, and interest rates of 1.00% and 0.86%, respectively. Each promissory note was collateralized by a lien on certain shares of common stock purchased through exercises of each of Messrs. Pohlen’s and Innes’ respective employee stock options. In February 2025, our Board approved the forgiveness of the outstanding amounts, including principal and any accrued interest, due under the secured promissory notes held by Messrs. Pohlen and Innes.
Outstanding Equity Awards as of December 31, 2025
The following table lists all outstanding equity awards held by our NEOs as of December 31, 2025.

		Option Awards
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Mark Douglas	8/25/2021(1)	4,724,164	—	7,086,246(2)	$3.79	8/24/2031
Patrick A. Pohlen	6/23/2021(3)	99,263	—	—	$14.34	12/15/2031
	6/23/2021(3)	31,417	—	—	$17.16	2/14/2032
	2/13/2025(5)	35,590	135,243	—	$20.54	2/13/2035
Christopher Innes	1/1/2019	507,020	—	—	$1.59	7/25/2029
	3/1/2021	2,000	—	—	$1.69	3/14/2031
	6/23/2022(4)	858,924	—	—	$3.79	8/24/2031
	2/13/2025(5)	52,424	199,213	188,728(6)	$20.54	2/13/2035
	2/13/2025(5)	39,318	149,410	—	$16.00	5/21/2035
(1)Option to purchase Class B common stock vests and becomes exercisable as to 1/48th of the shares underlying the option on each monthly anniversary of the vesting commencement date, subject to the holder continuing to provide services to us through the applicable vesting date.
(2)Performance-based option to purchase Class B common stock that vests upon the attainment of certain closing trading prices of our Class A common stock.
(3)Option is immediately exercisable and vests as to 1/48th of the shares underlying the option each monthly anniversary of the vesting commencement date, subject to the holder continuing to provide services to us through the applicable vesting date. In the event the option is exercised prior to vesting, unvested shares of Class A common stock are repurchasable by us for the original exercise price upon any termination of service to us.
(4)Option vests and becomes exercisable as to 1/36th of the shares underlying the option on each monthly anniversary of the vesting commencement date, subject to the holder continuing to provide services to us through the applicable vesting date.
(5)Option vests and becomes exercisable as to 1/48th of the shares underlying the option each monthly anniversary of the vesting commencement date, subject to the holder continuing to provide services to us through the applicable vesting date.
(6)Performance-based option to purchase Class A common stock that vests upon the attainment of certain closing trading prices of our Class A common stock.

Executive Compensation Arrangements
We are party to employment agreements with each of our NEOs, each of which was entered into on May 13, 2025. The NEOs’ employment agreements (each, an “Agreement” for purposes of this section) provide for an annual base salary, a discretionary annual bonus based on the achievement of performance objectives (which may be paid in quarterly installments), and provide for eligibility for discretionary equity grants. Each Agreement provides that the NEO’s employment is not for any specified period of time and can be terminated by the NEO or us at any time and for any or no particular reason or cause.
Each Agreement also provides that in the event a NEO’s employment with us is terminated by us without Cause (as defined in the respective Agreement) or by the NEO for Good Reason (as defined in the respective Agreement), then, subject to the NEO’s timely delivery of a waiver and release of claims in a form reasonably acceptable to us, the NEO will be entitled to receive (i) an amount equal to 150% of the NEO’s annual base salary, in the case of Mr. Douglas, or 100% of the NEO’s annual base salary, in the case of Messrs. Pohlen and Innes, for the year of termination, payable in a lump sum within sixty (60) days following the termination date, (ii) a pro-rated portion of the NEO’s annual bonus for the year of termination, payable in a lump sum on the date similar bonuses are paid to our executives, subject to the terms of the Agreement, and (iii) up to 18 months, for Mr. Douglas, or up to 12 months, for Messrs. Pohlen and Innes, of company-funded healthcare continuation coverage.
In the event the NEO’s termination occurs within the period commencing three months prior to a Change in Control (as defined in the respective Agreement) and ending 12 months after such Change in Control, then, in lieu of the foregoing severance amounts, the NEO will be entitled to receive (i) a lump sum cash payment in an amount equal to the sum of (x) 150% of his annual base salary, in the case of Mr. Douglas, or 100% of his annual base salary, in the case of Messrs. Pohlen and Innes and (y) 100% of the NEO’s target bonus opportunity, in the case of Mr. Douglas, or 50% of the NEO’s target bonus opportunity, in the case of Messrs. Pohlen and Innes, for the year of termination, (ii) up to 18 months, for Mr. Douglas, or 12 months, for Messrs. Pohlen and Innes, of company-funded healthcare continuation coverage, and (iii) full vesting acceleration of all equity awards that vest solely based on continued service (with any performance vesting requirements satisfied to the extent provided in the agreement evidencing the award).
Director Compensation
Director Compensation Table for the Year Ended December 31, 2025
The following table sets forth each non-employee director serving on our Board during the year ended December 31, 2025, none of whom received compensation for services rendered to us in any capacity.

Name	Fees earned or paid in cash(1) ($)	Option Awards(2) ($)	Stock Awards(3) ($)	Total ($)
Joe B. Johnson	48,352	1,166,535	—	1,214,887
Grant Ries	39,286	—	—	39,286
Hadi Partovi	39,286	1,166,535	—	1,205,821
Dana Settle	—	—	—	—
Joseph Kaiser	—	—	—	—
Jim Andelman(4)	—	—	—	—
Peter Lee(5)	—	—	—	—
Pali Bhat(6)	37,775	—	413,036	450,811
(1)Amounts reflect the cash retainers earned by the directors for their service during the fiscal year ended December 31, 2025, pursuant to our Non-Employee Director Compensation Program.
(2)Amounts shown represent the grant date fair value of options granted as calculated in accordance with ASC Topic 718.
The table below shows the aggregate numbers of option awards (exercisable and unexercisable) held as of December 31, 2025 by each non-employee director who was serving as of December 31, 2025.

Name	Shares Underlying Options Outstanding at Fiscal Year End	Number of Shares Underlying RSUs at Fiscal Year End
Joe B. Johnson	286,850	—
Grant Ries	590,550	—
Hadi Partovi	286,850	—
Pali Bhat	—	15,174

(3)Amounts reflect the grant-date fair value of stock awards granted during fiscal year ended December 31, 2025 calculated in accordance with ASC Topic 718. Mr. Bhat received a grant of 15,174 RSUs on July 29, 2025 with a grant date fair value of $413,036. See Note 13, Stock-Based Compensation, included in our audited consolidated financial statements for the fiscal year ended December 31,2025 included in our Annual Report on Form 10-K filed with the SEC on February 19, 2026 for the assumptions used in calculating the grant date fair value of our options.
(4)Mr. Andelman resigned from our board of directors on February 23, 2025.
(5)Mr. Lee resigned from our board of directors on February 23, 2025.
(6)Mr. Bhat joined our board of directors on May 21, 2025.
Narrative Disclosure to Director Compensation Table
We adopted a non-employee director compensation program (“Director Compensation Program”) in connection with our IPO. Such Director Compensation Program provides for cash compensation, paid quarterly in arrears, for service on the Board and initial and annual equity grants to non-employee directors.
On February 13, 2025, the Board granted each of Mr. Johnson and Mr. Partovi an option to purchase 90,000 shares of our Class A common stock. Each option has an exercise price per share equal to $20.54, which the Board determined equaled the fair market value of a share of our Class A common stock on the date of grant, and vests and becomes exercisable as to 1/48th of the total number of shares underlying the option on a monthly basis, subject to continued service to our company through the date of vesting.
On July 29, 2025, the Board granted Mr. Bhat 15,174 RSUs, in accordance with our Director Compensation Policy. Mr. Bhat’s RSUs shall vest as to one-twelfth (1/12th) of the RSUs, rounded down to the nearest whole number, on each of the first quarterly anniversaries of May 21, 2025, the date on which he was appointed as a member of the Board, subject to his continued service through each applicable vesting date.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes our equity compensation plan information as of December 31, 2025. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Available for Future Issuance Under Equity Compensation Plans (excludes securities Reflected in first column)
Equity compensation plans approved by security holders(1)	20,318,136(2)	$7.49(3)	11,182,125(4)
Equity compensation plans not approved by security holders	—	—	—
Total	20,318,136	$7.49	11,182,125
(1)Consists of the 2009 Equity Incentive Plan (the “2009 Plan”), the Quickframe, Inc. 2018 Stock Plan (the “Quickframe Plan”), the Amended and Restated 2021 Equity Incentive Plan (the “2021 Plan”), the 2025 Incentive Award Plan (the “2025 Plan”), and the 2025 Employee Stock Purchase Plan (the “2025 ESPP”). Following our initial public offering, we did not grant any awards under our 2021 Plan, but all outstanding awards under the 2021 Plan continue to be governed by their existing terms. The 2009 Plan and the Quickframe Plan were terminated in connection with the effectiveness of the 2021 Plan; following such termination, all outstanding awards under each plan continued to be governed by the terms of each respective plan.
(2)Consists of RSUs and options granted under the 2025 Incentive Award Plan and 2021 Plan, and performance options under the 2021 Plan, calculated using the target number of shares issuable in respect of such performance options.
(3)The weighted average exercise price is calculated based solely on outstanding stock options. The weighted average exercise price does not reflect shares subject to RSUs.
(4)Consists of shares available for future issuance under the 2025 Plan and 2025 ESPP. As of December 31, 2025, 10,070,891 shares of common stock were available for future issuance under the 2025 Plan and 1,111,234 shares of common stock were available for issuance under the 2025 ESPP. The 2025 Plan provides that the number of shares reserved and available for issuance under the 2025 Plan will automatically increase each January 1, beginning on January 1, 2026, by 5% of the outstanding number of shares of our common stock on the immediately preceding December 31, or such lesser number of shares as determined by our 2025 Plan administrator. Our 2025 ESPP provides that the number of shares reserved and available for issuance will automatically increase each January 1, beginning on January 1, 2026, by 1% of the outstanding number of shares of our common stock on the immediately preceding December 31, or such lesser number of shares as determined by our administrator of the 2025 ESPP. As of December 31, 2025, no offerings had commenced under our 2025 ESPP.

STOCK OWNERSHIP
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information relating to the beneficial ownership of our Class A common stock and Class B common stock as of April 17, 2026 by:
•each person, or group of affiliated persons, known by us to beneficially own more than five percent (5%) of the outstanding shares of any class of our outstanding voting securities;
•each of the Company’s directors and director nominees;
•each of the Company’s named executive officers included in the Summary Compensation Table; and
•all of the Company’s directors and executive officers as a group.
The beneficial ownership of our voting securities is based on 65,107,531 shares of our Class A common stock and 12,910,630 shares of our Class B common stock, each issued and outstanding as of April 17, 2026. The number of shares of outstanding Class A common stock includes 2,519,354 shares issued via execution of partial recourse promissory notes and 1,574,721 contingent earnout shares, as such shares of Class A common stock are entitled to vote. Beneficial ownership is determined according to SEC rules, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or become exercisable within 60 days. Except as described in the footnotes below, we believe that based on the information furnished to us, each person and entity named in the table below has sole voting and dispositive power with respect to all shares of common stock beneficially owned by them, subject to any applicable community property laws.
The number of shares of common stock beneficially owned by our directors and executive officers includes shares that such persons have the right to acquire within 60 days of April 17, 2026, including through the exercise of stock options and warrants.

	Class A Common Stock Owned(1)		Class B Common Stock Owned		Combined Voting Power(2)
Name and Address of Beneficial Owner(3)	Number	%	Number	%	%
Greater than 5% Equityholders
Entities affiliated with Greycroft(4)	7,237,140	11.1%	5,175,497	40.1%	27.7%
Baroda Ventures LLC(5)	6,711,098	10.3%	—	—	3.5%
Entities affiliated with Mercato Partners(6)	6,168,022	9.5%	—	—	3.2%
Wellington Management Group LLP(7)	5,730,723	8.8%	—	—	3.0%
Qualcomm Incorporated(8)	5,126,715	7.9%	—	—	2.6%
Entities affiliated with MGD Holdings(9)	4,154,041	6.4%	2,872,791	22.3%	15.5%
Entities affiliated with Bonfire Ventures(10)	3,483,927	5.4%	—	—	1.8%
Directors and Named Executive Officers
Mark Douglas(11)	9,586,506	13.7%	9,586,506	54.4%	25.0%
Patrick A. Pohlen(12)	1,524,613	2.3%	—	—	*
Christopher Innes(13)	2,024,865	3.0%	—	—	*
Pali Bhat(14)	5,058	*	—	—	*
Joe B. Johnson(15)	226,850	*	—	—	*
Joseph Kaiser(16)	2,164	*	—	—	*
Hadi Partovi(17)	214,546	*	—	—	*
Grant Ries(18)	655,592	1.0%	—	—	*
Dana Settle	—	—	—	—	—
Tony Weisman	—	—	—	—	—
All directors and executive officers as a group (10 individuals)(19)	14,240,194	19.6%	9,586,506	54.4%	26.0%
*    Less than 1%.

(1)Pursuant to our Certificate of Incorporation, each share of our Class B common stock is convertible into one share of Class A common stock at any time at the option of the holder. In this table, beneficial ownership of Class A common stock reflects shares of Class A common stock for which shares of Class B common stock may be converted.
(2)Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. Shares of our Class A common stock entitle the holder to one vote per share, and shares of our Class B common stock entitle the holder to 10 votes per share.
(3)Unless otherwise indicated below, the business address for each beneficial owner listed is 823 Congress Avenue, #1827, Austin, TX 78768.
(4)Based solely on a Schedule 13G filed with the SEC on August 14, 2025, Greycroft Partners II, L.P. (“GCP II”) and Greycroft Managers II, LLC (“GCP II GP”) each report voting and dispositive power over 2,482,044 shares of Class A common stock, and Greycroft Growth III, L.P. (“GCG III”) and Greycroft Growth III, LLC (“GCG III GP”) each report shared voting and dispositive power over 2,125,913 shares of Class A common stock. The reporting persons’ ownership of our securities consists of (i) 5,044,866 shares of Class B common stock directly held by GCP II; and (ii) 2,061,643 shares of Class A common stock and 130,631 shares of Class B common stock directly held by GCG III. Pursuant to an agreement among the reporting persons and the Company, the reporting persons are prohibited from converting their shares of Class B common stock into Class A common stock to the extent that, following such conversion, the reporting persons (and their attribution parties) would collectively own in excess of 9.99% of the outstanding Class A common stock. GCP II GP is the general partner of GCP II and shares voting and investment authority over the shares held by GCP II. GCG III GP is the general partner of GCG III and shares voting and investment authority over the shares held by GCG III. The principal business address of each of the reporting persons is c/o Greycroft LP, 292 Madison Avenue, Fl. 8, New York, NY 10017.
(5)Based solely on a Schedule 13G filed with the SEC on August 14, 2025 and a Form 4 filed with the SEC on November 11, 2025, Baroda Ventures LLC and David C. Bohnett have shared voting and dispositive power over 6,711,098 shares of Class A common stock. The principal business address of each of the reporting persons is 9595 Wilshire Blvd., Suite 310, Beverly Hills, CA 90212.
(6)Based solely on a Schedule 13G filed with the SEC on August 14, 2025, Mercato Partners Growth III, L.P. (“MPG III”) is the record holder of 5,761,058 shares of Class A common stock and has shared voting and dispositive power over such shares, Mercato Partners Growth AI III, L.P. (“MPG AI III”) is the record holder of 170,776 shares of Class A common stock and has shared voting and dispositive power over such shares, Mercato Partners Traverse IIIe, L.P. (“MPG IIIe”) is the record holder of 25,000 shares of Class A common stock and has shared voting and dispositive power over such shares, Fund 00103, a Series of Mercato Traverse MNTN Series D Coinvest, LLC (Fund 00103”), is the record holder of 211,188 shares of Class A common stock and has shared voting and dispositive power over such shares, and Mercato Partners Growth III GP, LLC (“MPG III GP”) and Greg Warnock have shared voting and dispositive power over 6,168,022 shares of Class A common stock. MPG III GP is the sole general partner of MPG III, MPG AI III and MPG IIIe, and the sole manager of Fund 01003. Greg Warnock is the manager of MPG III GP and as such, MPG III GP and Mr. Warnock may be deemed to share beneficial ownership of the securities held of record by MPG III, MPG AI III, MPG IIIe and Fund 01003, or an aggregate of 6,168,022 shares of Class A common stock. The principal business address of each of the reporting persons is 2750 E. Cottonwood Pkwy, Suite 500, Cottonwood Heights, UT 84121.
(7)Based solely on a Schedule 13G/A filed with the SEC on February 10, 2026, Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP have shared voting power over 4,464,431 shares of Class A common stock and shared dispositive power over 5,730,723 shares of Class A common stock, and Wellington Management Company LLP has shared voting power over 4,413,715 shares of Class A common stock and shared dispositive power over 5,191,295 shares of Class A common stock. The principal business address of each of the reporting persons is c/o Wellington Management Company LLP, 280 Congress Street, Boston MA 02210.
(8)Based solely on a Schedule 13G filed with the SEC on July 29, 2025 and information known to the Company, Qualcomm Incorporated has sole voting and dispositive power over 5,126,715 shares of Class A common stock. The principal business address of the reporting person is 5775 Morehouse Drive San Diego, CA 92121.
(9)Based solely on a Schedule 13G filed with the SEC on August 14, 2025 and information known to the Company, MGD Holdings and CCT Services 1 Limited have shared voting and dispositive power over 4,154,041 shares of our Class A common stock, consisting of 281,250 shares of Class A common stock and 3,872,791 shares of Class A common stock underlying shares of Class B common stock held directly by MGD Holdings. Voting and dispositive decisions with respect to the shares held by MGD Holdings are made by its sole director, CCT Services 1 Limited. As such, CCT Services 1 Limited may be deemed to share beneficial ownership of such securities. The principal business address of each reporting person is Collas Crill Trust and Corporate Services, Gaspe House, 66-72 Esplanade, St Helier, Jersey JE1 4XD.

(10)Based solely on a Schedule 13G filed with the SEC on August 14, 2025 and information known to the Company, Rincon Venture Partners, LLC ("RVP LLC") and Rincon Venture Partners, L.P. ("RVP") have shared voting and dispositive power over 1,277,231 shares of Class A common stock; Rincon Venture Associates II, LLC ("RVP II LLC") has shared voting and dispositive power over 1,965,809 shares of Class A common stock, Rincon Venture Partners II, L.P. ("RVP II") has shared voting and dispositive power over 1,647,565 shares of Class A common stock, Rincon Venture Partners II QP, L.P. ("RVP II QP") has shared voting and dispositive power over 318,244 shares of Class A common stock, Bonfire Select Associates II, LLC ("BSA LLC") and Bonfire Ventures Select II, L.P. ("BVS II") have shared voting and dispositive power over 240,887 shares of Class A common stock, and James Michael Andelman has shared voting and dispositive power over 3,483,927 shares of Class A common stock. RVP is the beneficial owner of 1,277,231 shares of Class A common stock underlying shares of Class B common stock held directly; RVP II is the beneficial owner of 1,647,565 shares of Class A common stock underlying shares of Class B common stock held directly; RVP II QP is the beneficial owner of 318,244 shares of Class A common stock underlying shares of Class B common stock held directly; and BVS II is the record holder of 240,887 shares of Class A common stock. RVP LLC is the general partner of RVP and RVP II LLC is the general partner of each of RVP II and RVP II QP. Jim Andelman is the sole managing member for each of RVP LLC and RVP II LLC, and as such, voting and investment decisions with respect to the shares held by RVP, RVP II and RVP II QP are made by Mr. Andelman. BSA LLC is the manager of BVS II. Jim Andelman, Mark Mullen and Brett Queener are managers of BSA LLC, and as such, voting and investment decisions with respect to the shares held by BVS II are made by each of Messrs. Andelman, Mullen and Queener, but each disclaim beneficial ownership of such securities. The principal business address of each of RVP LLC, RVP, RVP II LLC, RVP II and RVP II QP is 2047 Lorinda Way, Santa Barbara, CA 93101. The principal business address of each of BSA LLC, BVS II and Mr. Andelman is 11611 San Vicente Boulevard, #650, Los Angeles, CA 90049.
(11)Based solely on a Schedule 13G filed with the SEC on February 17, 2026 and information known to the Company, Hot Springs Capital I LLC has sole voting and dispositive power over 9,006,581 shares of our Class A common stock, which consists of (i) 4,414,342 shares of Class A common stock underlying shares of Class B common stock held directly and (ii) 4,592,239 shares of Class A common stock underlying shares of Class B common stock subject to stock options held directly that are fully vested, and Mr. Douglas has sole voting and dispositive power over 9,586,506 shares of our Class A common stock, which consists of (i) 131,925 shares of Class A common stock underlying shares of Class B common stock subject to stock options held directly that are fully vested; (ii) 448,000 shares of Class A common stock underlying shares of Class B common stock held by a trust for which Mr. Douglas is the trustee; and (iii) 9,006,581 shares of Class A common stock beneficially held by Hot Springs Capital I LLC, as described above, for which Mr. Douglas is trustee of its sole member. Mr. Douglas controls all voting and investment decisions for shares held by Hot Springs Capital I LLC. The principal business address for Mr. Douglas is c/o MNTN, Inc., 823 Congress Avenue, #1827, Austin, TX 78768. The principal business address for Hot Springs Capital I LLC is c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, DE 19808.
(12)Includes (i) 1,319,489 shares of Class A common stock held directly and (ii) 205,124 shares of Class A common stock underlying options held by Mr. Pohlen that are currently exercisable or will be exercisable within 60 days of April 17, 2026.
(13)Includes (i) 299,333 shares of Class A common stock held directly, (ii) 195,227 shares of Class A common stock held by family trusts, and (iii) 1,530,305 shares of Class A common stock underlying options held by Mr. Innes that are currently exercisable or will be exercisable within 60 days of April 17, 2026.
(14)Includes (i) 3,793 shares of Class A common stock held directly and (ii) 1,265 shares of Class A common stock underlying restricted stock units held by Mr. Bhat that will vest within 60 days of April 17, 2026.
(15)Includes 226,850 shares of Class A common stock underlying options held by Mr. Johnson that are currently exercisable or will be exercisable within 60 days of April 17, 2026.
(16)Includes 2,164 shares of Class A common stock held directly.
(17)Includes 214,546 shares of Class A common stock underlying options held by Mr. Partovi that are currently exercisable or will be exercisable within 60 days of April 17, 2026.
(18)Includes (i) 93,750 shares of Class A common stock held directly and (ii) 561,842 shares of Class A common stock underlying options held by Mr. Ries that are currently exercisable or will be exercisable within 60 days of April 17, 2026.
(19)Includes (i) 1,913,756 shares of Class A common stock held directly, (ii) 1,265 shares of Class A common stock underlying restricted stock units that will vest within 60 days of April 17, 2026, (iii) 2,738,667 shares of Class A common stock underlying options that are currently exercisable or will be exercisable within 60 days of April 17, 2026, (iv) 4,862,342 shares of Class B common stock held directly and (v) 4,724,164 shares of Class B common stock underlying options that are currently exercisable or will be exercisable within 60 days of April 17, 2026.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Policies and Procedures on Transactions with Related Persons
Our Board has adopted a written related person transaction policy setting forth the policies and procedures for the identification, review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships, in which we and a related person were or will be participants and the amount involved exceeds $120,000, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, and guarantees of indebtedness. A “related person” means:
•Any person who is, or at any time during the applicable period was, one of our officers or one of our directors;
•Any person who is known by the Company to be the beneficial owner of more than five percent (5%) of our voting stock; and
•Any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law, or sister-in-law of a director, officer or a beneficial owner of more than five percent (5%) of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, officer or beneficial owner of more than five percent (5%) of our voting stock.
In reviewing and approving any such transactions, our Audit Committee will consider all relevant facts and circumstances as appropriate, such as the purpose of the transaction, the availability of other sources of comparable products or services, whether the transaction is inconsistent with our interests and those of our stockholders, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction.
The following are certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding Class A common stock, or any member of the immediate family of any of the foregoing persons, since January 1, 2025, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation.” Each of the transactions described below entered into following the adoption of our related person transaction policy was approved in accordance with such policy.
Initial Public Offering
In May 2025, we completed our IPO, which resulted in the issuance and sale of 8,400,000 shares of Class A common stock by the Company and the sale of 5,055,000 shares of Class A common stock by certain selling stockholders, which included the exercise in full by the underwriters of their option to purchase an additional 1,755,000 shares of Class A common stock from the selling stockholders, each at an IPO price of $16.00 per share (the “IPO Price”), generating net proceeds for the Company of $114.8 million after deducting underwriting discounts and commissions of $9.1 million and offering costs of approximately $10.6 million.
Exchange Agreements
In order to effect the Class B common stock reclassification and exchange in connection with our IPO, we entered into exchange agreements with entities affiliated with Mark Douglas, Baroda Ventures, Bonfire Ventures, Greycroft, Qualcomm and MGD Holdings, all of which are beneficial holders of more than 5% of our capital stock or are entities with which certain of our directors or officers are affiliated (the “Exchange Stockholders”), pursuant to which 29,891,483 shares of our Class A common stock beneficially owned by the Exchange Stockholders were automatically exchanged for an equivalent number of shares of our Class B common stock.
2023 Convertible Notes and 2023 Warrants
From January through May 2023, we issued Subordinated Convertible Promissory Notes (the “2023 Convertible Notes”), for an aggregate principal amount of $47.1 million, $21.5 million of which were issued to related persons, which were amended in May 2023 and May 2024. On April 1, 2025, we entered into an Omnibus Amendment and Note Conversion Agreement (the “Note Conversion Amendment”) with the holders of the 2023 Convertible Notes, which provided that an aggregate principal amount of $23.1 million of the 2023 Convertible Notes (plus accrued and unpaid interest) would convert into a number of shares of the Company’s Class A common stock at closing of the IPO (the “First Convertible Notes Conversion”) at a ratio based on the First Conversion Price. The “First Conversion Price” was (a) with respect to the conversion of the principal amount of such 2023 Convertible Notes, an amount equal to the lesser of (x) 40.0% of the IPO Price and (y) $9.18612 and (b) with respect to the conversion of the interest on such 2023 Convertible Notes, an amount equal to the lesser of (x) the IPO Price and (y) $22.9653. In addition, the remaining 2023 Convertible Notes would, with respect to the principal amount of $24.0 million, (x) be repaid in cash, plus accrued and unpaid interest (the “Second Conversion Repayment”), and (y) convert into a number of shares of our Class A common stock (the “Second Convertible Notes Conversion” and, together with the First Convertible Notes Conversion, the “Convertible Notes Conversions”) at a ratio based on the Second Conversion Price. The “Second Conversion Price” is the lower of (a) 66.6667% of the IPO Price and (b) $15.3102.

Additionally, pursuant to the terms of the Note Conversion Amendment, certain holders of the 2023 Convertible Notes converting in connection with the First Convertible Notes Conversion irrevocably elected to cause the Company to purchase an aggregate principal amount of $10.0 million of shares of Class A common stock at the IPO Price (the “Share Purchase”).
In connection with the issuance of the 2023 Convertible Notes, we also issued to each of the noteholders a warrant to purchase shares of our Series D Preferred Stock for $0.01 per share (the “2023 Warrants”), which were also amended in May 2024 (the “2024 Amendment”), with each warrant being exercisable for the number of shares of Series D Preferred Stock determined by dividing the principal Convertible Note amount by the Series D original issue price of $22.9653 per share. 2023 Warrants were issued for an aggregate 3,076,358 shares of Series D preferred stock, comprised of 2,050,909 warrants with the original issuance of the 2023 Convertible Notes and 1,025,449 warrants in connection with the 2024 Amendment. The 2023 Warrants terminated immediately prior to the closing of the IPO.
The following table summarizes the participation in the foregoing transactions by our directors, executive officers, and holders of more than 5% of our outstanding capital stock:

Related Person(1)	Aggregate Principal Amount of 2023 Convertible Notes	2023 Warrants	Class A Common Stock Issued Upon Conversion of the 2023 Convertible Notes(6)	Class A Common Stock Subject to the Share Purchase	Second Conversion Repayment Amount
Greycroft Growth III, L.P.(2)	$12,500,000	816,449	2,061,643	—	—
MGD Holdings	$3,000,000	195,947	281,250	—	$3,415,233
Bonfire Ventures Select II, L.P.	$2,000,000	130,631	329,863	88,976	—
Hadi Partovi Investments LLC(3)	$2,000,000	130,631	187,500	—	$2,276,822
Grant Ries(4)	$1,000,000	65,315	93,750	—	$1,138,904
Entities affiliated with Mercato Partners(5)	$1,000,000	65,313	164,807	—	—
(1)Additional details regarding these stockholders and their equity holdings are provided in this Proxy Statement under the caption “Security Ownership of Certain Beneficial Owners and Management.”
(2)Dana Settle, a member of our board of directors, is a managing partner of Greycroft.
(3)Hadi Partovi, a member of our board of directors, is affiliated with Hadi Partovi Investments LLC.
(4)Grant Ries is a member of our board of directors.
(5)Joseph Kaiser, a member of our board of directors, served as a managing director at Mercato Partners at the time of the foregoing transactions.
(6)Reflects the First Convertible Notes Conversion at the First Conversion Price and the Second Convertible Notes Conversion at the Second Conversion Price.
Investors’ Rights Agreement
We are party to an Amended and Restated Investors’ Rights Agreement, dated as of May 23, 2025 (the “A&R IRA”), with certain holders of our capital stock, including Baroda Ventures LLC, Greycroft Partners II, L.P., Qualcomm Incorporated, and entities affiliated with Mark Douglas, Mercato Partners, Bonfire Ventures and Peak Investments, all of which are beneficial holders of more than 5% of our capital stock or are entities with which certain of our directors are affiliated. Mark Douglas, our President, Chief Executive Officer and Chairman, is also party to the A&R IRA. Under the A&R IRA, certain holders of our capital stock have the right to demand that we file a registration statement or request that their shares of our capital stock be covered by a registration statement that we are otherwise filing.
Right of First Refusal and Co-Sale Agreement
We were party to an Amended and Restated First Refusal and Co-Sale Agreement, dated November 5, 2021, which was subsequently amended on November 14, 2024 (as amended, the “ROFR Agreement”), with certain holders of our capital stock, including Baroda Ventures LLC, Greycroft Partners II, L.P., Qualcomm Incorporated, and entities affiliated with Mark Douglas, Mercato Partners and Bonfire Ventures, all of which are beneficial holders of more than 5% of our capital stock or are entities with which our directors are affiliated. Mark Douglas was also party to the ROFR Agreement. Under the ROFR Agreement, certain holders of our capital stock and we had a right to purchase shares of our capital stock that our stockholders propose to sell to other parties. The ROFR Agreement terminated upon completion of our IPO.

Voting Agreement
We were party to an Amended and Restated Voting Agreement, dated November 5, 2021, which was subsequently amended on August 28, 2022, November 14, 2024 and April 1, 2025 (as amended, the “Voting Agreement”), under which certain holders of our capital stock, including Baroda Ventures LLC, Greycroft Partners II, L.P., Qualcomm Incorporated, and entities affiliated with Mark Douglas, Mercato Partners, Bonfire Ventures and Peak Investments, all of which are beneficial holders of more than 5% of our capital stock or are entities with which our directors are affiliated, agreed to vote their shares of our capital stock on certain matters, including with respect to the election of directors. Mark Douglas was also party to the Voting Agreement. The Voting Agreement terminated upon completion of the IPO.
Indemnification Agreements
Our Certificate of Incorporation contains provisions limiting the liability of our directors and officers to the fullest extent permitted under Delaware law, and our Bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our Certificate of Incorporation and Bylaws also provide the Board with discretion to indemnify our team members and other agents when determined appropriate by the Board. In addition, we have entered into an indemnification agreement with each of our directors and executive officers, which requires us to indemnify them in certain circumstances.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our annual meeting of stockholders to be held in 2027 (the “2027 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act must submit the proposal in writing to our Secretary of the Corporation at our address (provided under the “Principal Executive Offices” section) not later than December 31, 2026.
Stockholders intending to present a proposal at our 2027 Annual Meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Secretary of the Corporation receive written notice from the registered stockholder of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. Therefore, we must receive notice of such a proposal or nomination for the 2027 Annual Meeting no earlier than February 11, 2027 and no later than March 13, 2027. The notice must contain the information required by our Bylaws. In the event that the date of the 2027 Annual Meeting is more than 30 days before or more than 60 days after June 11, 2027, then our Secretary of the Corporation must receive such written notice not later than the 90th day prior to the 2027 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the shareholder does not comply with this deadline and, in certain other cases notwithstanding the shareholder’s compliance with this deadline.
We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.
In connection with our solicitation of proxies for our 2027 Annual Meeting, we intend to file a proxy statement and proxy card with the SEC. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at www.sec.gov.

HOUSEHOLDING
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will household materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this Proxy Statement and the 2025 Annual Report by contacting Broadridge Financial Solutions, Inc. by telephone at 1-866-540-7095 or in writing sent to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

2025 ANNUAL REPORT
Our 2025 Annual Report, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, is being mailed with this Proxy Statement to those stockholders that receive this Proxy Statement in the mail.
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 has also been filed with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Upon written request by a shareholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Corporate Secretary at our address and telephone number provided under the “Principal Executive Offices” section.
Your vote is important. Please promptly vote your shares by completing, signing, dating and returning your proxy card or voting instruction form or by Internet or telephone voting as described on your proxy card or voting instruction form.

PRINCIPAL EXECUTIVE OFFICES

The mailing address and telephone number for our principal executive offices are:

MNTN, Inc.
823 Congress Avenue #1827
Austin, TX 78768
Telephone: (310) 895-2110

By Order of the Board of Directors:

Mark Douglas
Founder, President, Chief Executive Officer and Chairman of the Board

Austin, Texas
April 30, 2026

SCAN TO
VIEW MATERIALS & VOTE

MNTN, INC.
823 CONGRESS AVENUE #1827
AUSTIN, TEXAS 78768

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 10, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MNTN2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 10, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V95190-P50934

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MNTN, Inc.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class I Directors to serve until the 2029 annual meeting of stockholders.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Joseph Kaiser
02) Tony Weisman
03) Pali Bhat

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Ratification of the appointment of KPMG LLP as MNTN, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2026.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V95191-P50934

MNTN, INC.
ANNUAL MEETING OF STOCKHOLDERS
JUNE 11, 2026 AT 12:00 PM EASTERN TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Mark Douglas and Patrick Pohlen, and each of them, with power to act without the other and with the power of substitution and resubstitution, as proxies and attorneys-in-fact, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock and/or Class B common stock of MNTN, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 12:00 PM Eastern Time, on June 11, 2026, at www.virtualshareholdermeeting.com/MNTN2026, and any continuation, adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations included herein. If any other matters properly come before the meeting and any continuation, adjournment or postponement thereof, the persons named in the proxy will vote in their discretion on such matters.

Continued and to be signed on reverse side